EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion, in this Amendment No. 3 to the Registration Statement on Form SB-2, of our report dated May 5, 1999, on our audit of the financial statements of Eldorado Artesian Springs, Inc. We also consent to the reference to our firm under the caption "Experts".


                      Ehrhardt Keefe Steiner & Hottman PC

July 27, 1999
Denver, Colorado